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                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


To the Trustees
Provident Institutional Funds:


We consent to the use of our report dated January 8, 1999 incorporated by reference herein and to the reference to our firm under the heading "Financial Statements" in the Statement of Additional Information in the Registration Statement.


                                                  KPMG LLP  /S/


Philadelphia, PA
April 5, 2000